Vertiv Reports Third Quarter Sales Growth of 20.5%, Operating Profit of $80 Million and Adjusted Operating Profit(1) of $134 Million
•Strong net sales growth of 20.5% and organic net sales growth of 20.1%(1) compared with third quarter 2021
•Third quarter orders up 15% (excluding foreign exchange) compared to third quarter 2021
•Year-over-year pricing of $110 million. Price-cost was a tailwind of $35 million in third quarter.
•Reaffirms fourth quarter 2022 operating profit guidance of $170 million to $190 million and adjusted operating profit of $220 million to $240 million communicated earlier in October
•Reaffirms 2023 operating profit guidance of $530 million to $550 million and adjusted operating profit guidance of $730 million to $750 million
COLUMBUS, Ohio October 26, 2022 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its third quarter ended September 30, 2022. Vertiv reported third quarter net sales of $1,481 million, an increase of $252 million, or 20.5%, compared with last year’s third quarter and a 20.1% organic net sales increase excluding the impact of foreign currency, acquisitions and divestitures. Foreign currency negatively impacted third quarter sales by approximately $86 million. Orders remain at very high levels but the comparison to prior year periods will continue to be difficult over the next several quarters (order growth was +51% in fourth quarter 2021 and +34% in first quarter 2022). Market demand remains strong, as demonstrated by the absolute value of orders booked, and we anticipate this trend continuing. Backlog at the end of September 2022 was $4.7 billion, an increase of 46%, from the end of 2021.
Third quarter operating profit of $80 million decreased $2 million and adjusted operating profit of $134 million increased $3 million from the third quarter 2021. Benefits from pricing, volume and the E&I acquisition were primarily offset by material and freight inflation, foreign exchange, and higher fixed costs this year including capacity expansion and R&D investments, as well as one-time fixed cost benefits realized in third quarter 2021. Pricing of $110 million was consistent with our August guidance, and our full year pricing plan has been increased $5 million to $365 million, of which $230 million has already been recognized in the first three quarters of 2022. We have increased our estimate for inflation by $15 million for the full year, with $5 million recognized in the third quarter and $10 million projected in the fourth quarter, primarily related to regional sales mix shifts toward more inflationary regions and higher inflation in EMEA. While supply chain is beginning to see some improvements, there are still challenges related to electronic components that we continue to navigate.
“Our third quarter results, which are consistent with our recently reaffirmed operating profit and adjusted operating profit guidance and updated forecast from earlier this month, reflect an environment of continued strong market demand for our products, improved navigation of supply chain constraints and further progress in meeting our pricing plan,” said Rob Johnson, Vertiv’s Chief Executive Officer. “As I prepare to retire at year-end and hand over the reins to incoming CEO Giordano Albertazzi, Vertiv is on solid footing and well positioned for a strong performance in 2023 under Giordano’s capable leadership.”
Dave Cote, Vertiv’s Executive Chairman, added: “We continue to execute on the framework we laid out in February for strengthening our supply chain, addressing cost challenges especially in the Americas, and advancing our aggressive pricing plan to drive margin improvement and improved profitability. As we anticipated, we saw a more challenging first half and significant improvement in the third quarter, notwithstanding currency headwinds, putting us on track for what we anticipate to be our best quarter ever in the fourth quarter. Giordano has played a pivotal role in EMEA, the Americas and now globally in making Vertiv a high-performing organization, and he is the right person to lead Vertiv into the future. Data continues to proliferate rapidly which drives underlying demand in our end markets. While the global macroeconomic environment is uncertain, the profitability levers we are implementing help provide us with greater flexibility and capability to help sustain margin improvement throughout economic cycles. I am more confident than ever in Vertiv’s ability to deliver improved performance, profitability and value in 2023 and beyond.”

Free Cash Flow and Liquidity
Net cash generated by operating activities in the third quarter was $4 million and free cash flow(1) was a use of cash of $20 million, a sequential improvement from second quarter 2022 of $210 million and $212 million, respectively. We expect a quarterly record high free cash flow generation in the fourth quarter of $250 million to $300 million and free cash flow for the full year 2022 to be a use of cash of $100 million to $150 million. While supply chain challenges persist, which have resulted in increased inventory levels, we continue to anticipate a record sales level in the fourth quarter and the associated cash benefit from those sales which would primarily be realized in 2023. In addition, working capital optimization programs are underway which we anticipate will provide additional benefits to cash generation in 2023. Liquidity at the end of the third quarter was $531 million, a sequential improvement of $74 million from second quarter 2022, driven by an increase to our borrowing capacity under our ABL credit facility of $115 million that was completed in the third quarter.
Fourth Quarter and Full Year 2022 Guidance and Full Year 2023 Adjusted Operating Profit Guidance
We reaffirm our 2022 full year operating profit guidance of $230 million to $250 million and adjusted operating profit range previously provided in early October of $450 million to $470 million. Our pricing expectation for full year 2022 has been increased to $365 million. Supply chain challenges, notably for electronic components, continued in the third quarter and we expect pressure continuing at least into the first half of 2023. There has been significant progress in qualifying alternative suppliers, including a newly qualified fan supplier, and our Monterrey, Mexico facility continues to ramp up production supporting our fourth quarter volume plan. We have delivered sequentially improving financial performance each quarter in 2022 and expect that to continue with quarterly record high sales and adjusted operating profit in the fourth quarter. We reaffirm our expectation of operating profit of $530 million to $550 million and adjusted operating profit of $730 million to $750 million for 2023.

Fourth Quarter 2022 Guidance
Net sales	$1,640M - $1,700M
Organic net sales growth(2)	23% - 28%
Adjusted operating profit	$220M – $240M
Adjusted operating margin(2)	13.4% - 14.1%
Adjusted diluted EPS(1)	$0.29 - $0.35

Full Year 2022 Guidance
Net sales	$5,675M - $5,735M
Organic net sales growth(2)	13.5% - 14.5%
Adjusted operating profit	$450M - $470M
Adjusted operating margin(2)	7.9% - 8.2%
Adjusted diluted EPS(1)	$0.53 - $0.59
Free Cash Flow(2)	($150M) - ($100M)
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Third Quarter 2022 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, October 26, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Columbus, Ohio, USA, Vertiv employs approximately 24,000 people and does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in the news release, as further described above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures may include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS, and free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to fourth quarter and full-year 2022 guidance, including organic net sales growth, free cash flow, and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects during 2022 and 2023, as well as expected impacts from our pricing actions, and our guidance for fourth quarter and full year 2022 and full year 2023. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2021 Annual Report on Form 10-K filed with the SEC on March 1, 2022. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the U.S. and abroad; Vertiv’s ability to comply with various laws and regulations, and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current or potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv's ability to comply with the covenants and restrictions contained in our credit agreements that is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have over Vertiv; risks associated with Vertiv’s obligations to pay portions of the tax benefits relating to pre-business combination tax assets and attributes; resales of Vertiv's securities may cause volatility in the market price of our securities; Vertiv's organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv's certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv's subsidiaries to pay dividends; volatility in Vertiv's stock price due to various market and operational factors; risks associated with the failure of industry analysts to provide coverage of Vertiv's business or securities; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees and manage the succession of its key employees; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future acquisitions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.
Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)
Vertiv Holdings Co
(Dollars in millions except for per share data)

	Three months ended September 30, 2022	Three months ended September 30, 2021	Nine months ended September 30, 2022	Nine months ended September 30, 2021
Net sales(1)
Net sales - products	$1,135.4	$894.8	$3,039.8	$2,625.1
Net sales - services	345.7	334.1	997.1	962.5
Net sales	1,481.1	1,228.9	4,036.9	3,587.6
Costs and expenses(1)
Cost of sales - products	838.5	653.4	2,301.7	1,870.4
Cost of sales - services	213.3	193.8	630.8	568.2
Cost of sales	1,051.8	847.2	2,932.5	2,438.6
Operating expenses
Selling, general and administrative expenses	295.2	257.8	875.0	779.6
Amortization of intangibles	54.2	31.6	167.7	95.3
Restructuring costs	(1.5)	(3.8)	0.1	(0.7)
Foreign currency (gain) loss, net	0.2	4.9	1.8	2.1
Asset impairments	—	8.7	—	8.7
Other operating expense (income)	1.2	0.7	(1.2)	0.2
Operating profit (loss)	80.0	81.8	61.0	263.8
Interest expense, net	38.8	22.4	101.5	66.5
Loss on extinguishment of debt	—	—	—	0.4
Change in fair value of warrant liabilities	9.8	(32.5)	(124.0)	52.3
Income (loss) before income taxes	31.4	91.9	83.5	144.6
Income tax expense	10.2	35.7	33.5	47.0
Net income (loss)	$21.2	$56.2	$50.0	$97.6

Earnings (loss) per share:
Basic	$0.06	$0.16	$0.13	$0.28
Diluted	$0.06	$0.15	$(0.20)	$0.27
Weighted-average shares outstanding:
Basic	377,016,981	352,482,900	376,531,805	351,439,095
Diluted	377,444,002	363,198,701	378,038,809	355,974,628
(1)    Refer to Exhibit 99.2 to Vertiv’s current report on Form 8-K filed on April 27, 2022 for a fiscal year 2021 summary of changes made to conform with the current year presentation for product and service net sales and cost of sales.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
Vertiv Holdings Co
(Dollars in millions)

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$258.0	$439.1
Accounts receivable, less allowances of $15.9 and $14.1, respectively	1,743.8	1,536.4
Inventories	804.3	616.3
Other current assets	167.7	106.8
Total current assets	2,973.8	2,698.6
Property, plant and equipment, net	466.0	489.3
Other assets:
Goodwill	1,247.3	1,330.1
Other intangible assets, net	1,801.6	2,138.2
Deferred income taxes	43.3	47.9
Other	295.0	235.5
Total other assets	3,387.2	3,751.7
Total assets	$6,827.0	$6,939.6
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.8	$21.8
Accounts payable	882.9	858.5
Accrued expenses and other liabilities	900.3	953.4
Income taxes	33.4	21.1
Total current liabilities	1,838.4	1,854.8
Long-term debt, net	3,223.8	2,950.5
Deferred income taxes	152.1	198.8
Warrant liabilities	25.6	149.6
Other long-term liabilities	320.0	368.2
Total liabilities	5,559.9	5,521.9
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 377,058,727 and 375,801,857 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	2,621.9	2,597.5
Accumulated deficit	(1,165.4)	(1,215.4)
Accumulated other comprehensive (loss) income	(189.4)	35.6
Total equity	1,267.1	1,417.7
Total liabilities and equity	$6,827.0	$6,939.6

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Vertiv Holdings Co
(Dollars in millions)

	Three months ended September 30, 2022	Three months ended September 30, 2021	Nine months ended September 30, 2022	Nine months ended September 30, 2021
Cash flows from operating activities:
Net income (loss)	$21.2	$56.2	$50.0	$97.6
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	17.8	16.4	53.3	51.6
Amortization	57.9	35.0	178.6	105.5
Deferred income taxes	(12.8)	—	(22.0)	(22.3)
Amortization of debt discount and issuance costs	2.6	1.3	7.4	4.6
Loss on extinguishment of debt	—	—	—	0.4
Change in fair value of warrant liabilities	9.8	(32.5)	(124.0)	52.3
Asset impairment	—	8.7	—	8.7
Changes in operating working capital	(70.2)	(33.9)	(448.0)	(160.0)
Stock based compensation	6.3	5.7	20.1	17.5
Payment of contingent consideration	—	—	(8.7)	—
Changes in tax receivable agreement	—	1.7	—	3.3
Other	(28.2)	(4.2)	(40.2)	15.2
Net cash provided by (used for) operating activities	4.4	54.4	(333.5)	174.4
Cash flows from investing activities:
Capital expenditures	(23.5)	(12.9)	(61.7)	(43.3)
Investments in capitalized software	(1.3)	(4.1)	(8.0)	(9.5)
Acquisition of Business, net of cash acquired	—	—	(5.0)	—
Proceeds from disposition of property, plant and equipment	—	6.1	—	6.1
Net cash used for investing activities	(24.8)	(10.9)	(74.7)	(46.7)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	130.8	—	578.4	—
Repayments of ABL revolving credit facility and short-term borrowings	(26.8)	—	(281.5)	—
Repayment of long-term debt	—	(5.5)	(10.9)	(16.4)
Debt issuance costs	(0.5)	—	(0.5)	—
Proceeds from the exercise of warrants	—	—	—	107.5
Payment of tax receivable agreement	(12.5)	—	(25.0)	—
Payment of contingent consideration	—	—	(12.8)	—
Exercise of employee stock options	0.2	0.5	1.3	2.6
Employee taxes paid from shares withheld	—	(0.2)	(4.3)	(7.2)
Net cash provided by (used for) financing activities	91.2	(5.2)	244.7	86.5
Effect of exchange rate changes on cash and cash equivalents	(7.4)	(3.5)	(14.9)	(5.2)
Increase (decrease) in cash, cash equivalents and restricted cash	63.4	34.8	(178.4)	209.0
Beginning cash, cash equivalents and restricted cash	205.3	716.8	447.1	542.6
Ending cash, cash equivalents and restricted cash	$268.7	$751.6	$268.7	$751.6
Changes in operating working capital
Accounts receivable	$(87.2)	$(39.4)	$(257.0)	$(67.8)
Inventories	(15.2)	(40.4)	(202.3)	(147.7)
Other current assets	5.8	10.5	(4.2)	2.4
Accounts payable	21.6	12.2	42.2	63.1
Accrued expenses and other liabilities	(1.1)	21.7	(15.7)	5.7
Income taxes	5.9	1.5	(11.0)	(15.7)
Total changes in operating working capital	$(70.2)	$(33.9)	$(448.0)	$(160.0)

Reconciliation of GAAP and non-GAAP Financial Measures

To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles and certain mergers and acquisition costs;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, represents the change in net sales adjusted to exclude the impacts foreign currency exchange rate, acquisition, and divestiture;
•Free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles, certain merger and acquisition costs, and change in warranty liability.

Regional Segment Results

	Three months ended September 30,					Nine months ended September 30,
	2022	2021	Δ	Δ%	Organic Δ%(2)	2022	2021	Δ	Δ%	Organic Δ%(2)
Net sales (1)
Americas	$712.6	$537.2	$175.4	32.7%	25.3%	$1,894.9	$1,603.6	$291.3	18.2%	11.8%
APAC	436.1	394.6	41.5	10.5%	17.4%	1,176.1	1,149.9	26.2	2.3%	5.9%
EMEA	332.4	297.1	35.3	11.9%	14.3%	965.9	834.1	131.8	15.8%	11.3%
Total	$1,481.1	$1,228.9	$252.2	20.5%	20.1%	$4,036.9	$3,587.6	$449.3	12.5%	9.8%

Adjusted operating profit (loss)
Americas	$115.2	$113.4	$1.8	1.6%		$255.6	$368.4	$(112.8)	(30.6)%
APAC	83.3	69.4	13.9	20.0%		193.3	185.3	8.0	4.3%
EMEA	57.4	59.0	(1.6)	(2.7)%		152.4	154.8	(2.4)	(1.6)%
Corporate (3)	(121.7)	(110.4)	(11.3)	10.2%		(372.6)	(331.4)	(41.2)	12.4%
Total	$134.2	$131.4	$2.8	2.1%		$228.7	$377.1	$(148.4)	(39.4)%

Adjusted operating margins (4)
Americas	16.2%	21.1%	(4.9)%			13.5%	23.0%	(9.5)%
APAC	19.1%	17.6%	1.5%			16.4%	16.1%	0.3%
EMEA	17.3%	19.9%	(2.6)%			15.8%	18.6%	(2.8)%
Vertiv	9.1%	10.7%	(1.6)%			5.7%	10.5%	(4.8)%

(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the change in acquisition and divestiture sales.
(3)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, change in fair value of warrant liabilities, asset impairments, and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, Legal, and global product platform development and offering management.
(4)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended September 30,
	2022	2021	Δ	Δ %
Americas:
Critical infrastructure & solutions	$417.3	$291.9	$125.4	43.0%
Services & spares	203.6	180.2	23.4	13.0%
Integrated rack solutions	91.7	65.1	26.6	40.9%
	$712.6	$537.2	$175.4	32.7%
Asia Pacific:
Critical infrastructure & solutions	$265.7	$234.0	$31.7	13.5%
Services & spares	113.3	104.4	8.9	8.5%
Integrated rack solutions	57.1	56.2	0.9	1.6%
	$436.1	$394.6	$41.5	10.5%
EMEA:
Critical infrastructure & solutions	$224.3	$180.4	$43.9	24.3%
Services & spares	71.1	80.8	(9.7)	(12.0)%
Integrated rack solutions	37.0	35.9	1.1	3.1%
	$332.4	$297.1	$35.3	11.9%
Total:
Critical infrastructure & solutions	$907.3	$706.3	$201.0	28.5%
Services & spares	388.0	365.4	22.6	6.2%
Integrated rack solutions	185.8	157.2	28.6	18.2%
	$1,481.1	$1,228.9	$252.2	20.5%

	Nine months ended September 30,
	2022	2021	Δ	Δ %
Americas:
Critical infrastructure & solutions	$1,080.5	$877.2	$203.3	23.2%
Services & spares	555.9	513.4	42.5	8.3%
Integrated rack solutions	258.5	213.0	45.5	21.4%
	$1,894.9	$1,603.6	$291.3	18.2%
Asia Pacific:
Critical infrastructure & solutions	$692.5	$690.0	$2.5	0.4%
Services & spares	330.8	305.8	25.0	8.2%
Integrated rack solutions	152.8	154.1	(1.3)	(0.8)%
	$1,176.1	$1,149.9	$26.2	2.3%
EMEA:
Critical infrastructure & solutions	$642.6	$494.1	$148.5	30.1%
Services & spares	208.0	229.9	(21.9)	(9.5)%
Integrated rack solutions	115.3	110.1	5.2	4.7%
	$965.9	$834.1	$131.8	15.8%
Total:
Critical infrastructure & solutions	$2,415.6	$2,061.3	$354.3	17.2%
Services & spares	1,094.7	1,049.1	45.6	4.3%
Integrated rack solutions	526.6	477.2	49.4	10.4%
	$4,036.9	$3,587.6	$449.3	12.5%

Organic growth by Product and Service Offering

	Three months ended September 30, 2022
	Net Sales Δ	FX Δ	Acquisition/Divestiture Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$125.4	$1.5	$(41.9)	$85.0	29.1%
Services & spares	23.4	0.7	—	24.1	13.4%
Integrated rack solutions	26.6	0.3	—	26.9	41.3%
	$175.4	$2.5	$(41.9)	$136.0	25.3%
Asia Pacific:
Critical infrastructure & solutions	$31.7	$16.4	$—	$48.1	20.6%
Services & spares	8.9	7.2	—	16.1	15.4%
Integrated rack solutions	0.9	3.6	—	4.5	8.0%
	$41.5	$27.2	$—	$68.7	17.4%
EMEA:
Critical infrastructure & solutions	$43.9	$35.9	$(53.4)	$26.4	14.6%
Services & spares	(9.7)	13.6	4.8	8.7	10.8%
Integrated rack solutions	1.1	6.4	—	7.5	20.9%
	$35.3	$55.9	$(48.6)	$42.6	14.3%
Total:
Critical infrastructure & solutions	$201.0	$53.8	$(95.3)	$159.5	22.6%
Services & spares	22.6	21.5	4.8	48.9	13.4%
Integrated rack solutions	28.6	10.3	—	38.9	24.7%
	$252.2	$85.6	$(90.5)	$247.3	20.1%
(1)The change in acquisition and divestiture sales includes E&I sales for the three months ended September 30, 2022 of $41.9 and $73.3 included in Americas; and Europe, Middle East & Africa reportable segments, respectively, partially offset by the divested heavy industrial UPS business sales for the three months ended September 30, 2021 of $24.7 included in the Europe, Middle East & Africa reportable segment.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended September 30, 2021.

	Nine months ended September 30, 2022
	Net Sales Δ	FX Δ	Acquisition/Divestiture Δ(1)	Organic growth	Organic Δ %(2)
Americas:
Critical infrastructure & solutions	$203.3	$3.4	$(105.9)	$100.8	11.5%
Services & spares	42.5	0.7	—	43.2	8.4%
Integrated rack solutions	45.5	0.2	—	45.7	21.5%
	$291.3	$4.3	$(105.9)	$189.7	11.8%
Asia Pacific:
Critical infrastructure & solutions	$2.5	$25.0	$—	$27.5	4.0%
Services & spares	25.0	11.7	—	36.7	12.0%
Integrated rack solutions	(1.3)	5.1	—	3.8	2.5%
	$26.2	$41.8	$—	$68.0	5.9%
EMEA:
Critical infrastructure & solutions	$148.5	$72.8	$(166.3)	$55.0	11.1%
Services & spares	(21.9)	28.9	12.5	19.5	8.5%
Integrated rack solutions	5.2	14.4	—	19.6	17.8%
	$131.8	$116.1	$(153.8)	$94.1	11.3%
Total:
Critical infrastructure & solutions	$354.3	$101.2	$(272.2)	$183.3	8.9%
Services & spares	45.6	41.3	12.5	99.4	9.5%
Integrated rack solutions	49.4	19.7	—	69.1	14.5%
	$449.3	$162.2	$(259.7)	$351.8	9.8%
(1)The change in acquisition and divestiture sales includes E&I sales for the nine months ended September 30, 2022 of $105.9 and $211.0 included in Americas; and Europe, Middle East & Africa reportable segments, respectively, partially offset by the divested heavy industrial UPS business sales for the nine months ended September 30, 2021 of $57.2 included in the Europe, Middle East & Africa reportable segment.
(2)Organic growth percentage change is calculated as organic growth divided by net sales for the nine months ended September 30, 2021.

Segment information

Operating profit (loss)	Three months ended September 30, 2022	Three months ended September 30, 2021	Nine months ended September 30, 2022	Nine months ended September 30, 2021
Americas	$115.2	$113.4	$255.6	$368.4
Asia Pacific	83.3	69.4	193.3	185.3
Europe, Middle East & Africa	57.4	59.0	152.4	154.8
Total reportable segments	255.9	241.8	601.3	708.5
Foreign currency gain (loss)	(0.2)	(4.9)	(1.8)	(2.1)
Corporate and other	(121.5)	(123.5)	(370.8)	(347.3)
Total corporate, other and eliminations	(121.7)	(128.4)	(372.6)	(349.4)
Amortization of intangibles	(54.2)	(31.6)	(167.7)	(95.3)
Operating profit (loss)	$80.0	$81.8	$61.0	$263.8

Reconciliation of net cash provided by (used for) operating activities to free cash flow

	Three months ended September 30, 2022	Three months ended September 30, 2021	Nine months ended September 30, 2022	Nine months ended September 30, 2021
Net cash provided by (used for) operating activities	$4.4	$54.4	$(333.5)	$174.4
Capital expenditures	(23.5)	(12.9)	(61.7)	(43.3)
Investments in capitalized software	(1.3)	(4.1)	(8.0)	(9.5)
Proceeds from disposition of PP&E	—	6.1	—	6.1
Free cash flow	$(20.4)	$43.5	$(403.2)	$127.7
Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended September 30, 2022	Three months ended September 30, 2021	Nine months ended September 30, 2022	Nine months ended September 30, 2021
Operating profit (loss)	$80.0	$81.8	$61.0	$263.8
Amortization of intangibles	54.2	31.6	167.7	95.3
Mergers and acquisition costs	—	18.0	—	18.0
Adjusted operating profit (loss)	$134.2	$131.4	$228.7	$377.1

Reconciliation from operating margin to adjusted operating margin

	Three months ended September 30, 2022	Three months ended September 30, 2021	Δ	Nine months ended September 30, 2022	Nine months ended September 30, 2021	Δ
Vertiv net sales	$1,481.1	$1,228.9	$252.2	$4,036.9	$3,587.6	$449.3
Vertiv operating profit (loss)	80.0	81.8	(1.8)	61.0	263.8	(202.8)
Vertiv operating margin	5.4%	6.7%	(1.3)%	1.5%	7.4%	(5.9)%

Amortization of intangibles	$54.2	$31.6	$22.6	$167.7	$95.3	$72.4
Mergers and acquisition costs	—	18.0	(18.0)	—	18.0	(18.0)
Vertiv adjusted operating profit (loss)	134.2	131.4	2.8	228.7	377.1	(148.4)
Vertiv adjusted operating margin	9.1%	10.7%	(1.6)%	5.7%	10.5%	(4.8)%

Reconciliation of Diluted EPS to Adjusted Diluted EPS

Three months ended September 30, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$80.0	$38.8	$9.8	$10.2	$21.2	$0.06
Amortization of intangibles	54.2	—	—	—	54.2	0.14
Change in warrant liability	—	—	(9.8)	—	9.8	0.03
Non-GAAP Adjusted	$134.2	$38.8	$—	$10.2	$85.2	$0.23
(1)Diluted EPS and adjusted diluted EPS based on 377.4 million shares (includes 377.0 million basic shares and 0.4 million dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Three months ended September 30, 2021
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$81.8	$22.4	$(32.5)	$35.7	$56.2	$0.15
Amortization of intangibles	31.6	—	—	—	31.6	0.09
Change in warrant liability	—	—	32.5	—	(32.5)	(0.09)
Merger and acquisition costs(2)	18.0	—	—	—	18.0	0.05
Pro-forma share count	—	—	—	—	—	—
Non-GAAP Adjusted	$131.4	$22.4	$—	$35.7	$73.3	$0.20
(1)Diluted EPS and adjusted diluted EPS based on 363.2 million shares (includes 352.5 million basic shares and 4.7 million potential dilutive stock options and restricted stock units and 6.0 million dilutive warrants). We believe that this presentation is more representative of operating results by removing the impact of merger and acquisition related costs, warrant liability accounting, and the associated impact on diluted share count.
(2)Includes $9.3 million of expenses primarily related to the E&I acquisition and $8.7 million asset impairment related to the Heavy Industrial UPS business.

Nine months ended September 30, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$61.0	$101.5	$(124.0)	$33.5	$50.0	$(0.20)
Amortization of intangibles	167.7	—	—	—	167.7	0.44
Change in warrant liability	—	—	124.0	—	(124.0)	—
Non-GAAP Adjusted	$228.7	$101.5	$—	$33.5	$93.7	$0.25
(1)Diluted EPS and adjusted diluted EPS based on 378.0 million shares (includes 376.5 million basic shares and 1.5 million dilutive warrants). Diluted EPS and adjusted diluted EPS includes an adjustment to exclude $124.0 million from net income which is attributable to the warrants as they were dilutive in the period. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Nine months ended September 30, 2021
	Operating profit (loss)	Interest expense, net	Loss on extinguishment of debt	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$263.8	$66.5	$0.4	$52.3	$47.0	$97.6	$0.27
Amortization of intangibles	95.3	—	—	—	—	95.3	0.27
Change in warrant liability	—	—	—	(52.3)	—	52.3	0.15
Merger and acquisition costs(2)	18.0	—	—	—	—	18.0	0.05
Pro-forma share count	—	—	—	—	—	—	(0.01)
Non-GAAP Adjusted	$377.1	$66.5	$0.4	$—	$47.0	$263.2	$0.73
(1)Diluted EPS based on 356.0 million shares (includes 351.4 million basic shares and 4.5 million potential dilutive stock options and restricted stock units). Non-GAAP Adjusted diluted EPS based on pro-forma share count 361.7 million shares (includes 351.4 million basic shares and 10.3 million potential dilutive warrants, stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of merger and acquisition related costs, warrant liability accounting, and the associated impact on diluted share count.

(2)Includes $9.3 million of expenses primarily related to the E&I acquisition and $8.7 million asset impairment related to the Heavy Industrial UPS business.

Vertiv Holdings Co
2022 Adjusted Guidance
Reconciliation of Diluted EPS to Adjusted Diluted EPS (1)

Fourth Quarter 2022
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$182.3	$43.8	$66.4	$72.1	$0.19
Amortization of intangibles	47.7	—	—	47.7	0.13
Non-GAAP Adjusted	$230.0	$43.8	$66.4	$119.8	$0.32

Full Year 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$243.0	$145.3	$(124.0)	$100.0	$121.7	0.32
Change in warrant liability	—	—	124.0	—	(124.0)	(0.33)
Amortization of intangibles	215.4	—	—	—	215.4	0.57
Non-GAAP Adjusted	$458.4	$145.3	$—	$100.0	$213.1	$0.56
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2022 guidance, including organic net sales growth, adjusted operating margin and free cash flow, is not available without unreasonable effort due to high variability, complexity, and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 378.0 million shares (includes 377.4 million basic shares and a weighted average 0.6 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 377.9 million shares (includes 376.7 million basic shares and a weighted average 1.2 million potential dilutive stock options and restricted stock units).

Vertiv Holdings Co
2023 Adjusted Guidance
Reconciliation of Operating Profit (Loss) to Adjusted Operating Profit (Loss)

Full year 2023
Operating profit (loss)	$540.0
Amortization of intangibles	200.0
Adjusted operating profit (loss)	$740.0